SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                                      Commission File No. 0-8862
                                                                         -------

                           --------------------------
                           First Hartford Corporation
                           --------------------------
                          (Exact name of registrant as
                           specified in its charter)

         Maine                                                01-00185800
------------------------                                  -------------------
(State of Incorporation)                                   (I.R.S. Employer
                                                          Identification No.)

149 Colonial Road, Manchester, Connecticut                       06040
------------------------------------------                   --------------
 (Address of principal executive offices)                       (Zip Code)

                                 (860) 646-6555
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              (Registrant's telephone number, including area code)

                         ------------------------------

This Form 8-K interim report is a voluntary report filed pursuant to item #5 of said form.

The purpose hereof is to update "Item #3 (Legal proceedings)" of the Form 10-K filing for the fiscal year ending April 30, 2001 which referred to companion Federal and State lawsuits against FHC. In 1991, defaults were entered against FHC pursuant to a decision by FHC that the cost to defend the case exceeded the relative risk. Notwithstanding the default, pursuant to notice to the Court, FHC anticipated that it would receive notices from the Court of the progress, if any, of the litigation. FHC did not receive any notice regarding the prosecution of the State action after its default in 1991 until January 28, 2002, as discussed below. This lack of notice formed the basis of FHC's prior statement that it believed the case was inactive.

On or about January 27, 1992, a judgment of $79,067.02 (of which only $17,043.02 related to engineering costs with the remainder being attorney's fees and EPA fines) was entered against FHC in the Federal case. No notices were sent to FHC regarding the Federal case except an attempt by the co-defendant Finance Authority of Maine (FAME) to try to collect reimbursement for its pro-rata share [sixty percent(60%) portion] of said judgment on or about May 19, 1992. FAME apparently never followed up on this collection effort as it was ultimately (as FHC later learned) exonerated from any liability under the Federal case by an appellate court ruling in 1993. To this date FHC has received no other notices regarding the Federal case judgment.

Regarding the State action, FHC received no notice thereof from its default in 1991 until January 28, 2002 at which time FHC was advised that a hearing for damages was scheduled on February

4, 2002 and that it had to file related papers by February 1, 2002. Given the severe time limitations based upon the prior lack of notice and the fact that this hearing resulted from a remand by the Maine Supreme Court of an appeal by the co-defendant (FAME) of a $150,000.00 jury verdict, FHC felt it could not reasonably appear given the circumstances.

On or about March 7, 2002, FHC received notice that proposed Judgments were about to be entered against it in the State action the respective amounts of $2,941,000.00 (in favor of the plaintiff Waterville Industries, Inc.) and $2,700,000.00 (in favor of FAME on its cross claim) notwithstanding the fact that the co-defendant FAME won a defense verdict. In response, FHC has, through its counsel, filed an appeal of said judgments pursuant to Exhibit "A" annexed hereto.

FHC's counsel has advised FHC that its believes there is a likelihood that FHC will prevail against FAME because its cross-claim was based upon reimbursement for sums judged against it which turned out to be zero. FHC's counsel has also advised that while several other of the issues have a reasonable chance of success, it will be appreciably more difficult to overturn the judgment in favor of Waterville Industries, Inc.

                                  Exhibit "A"

STATE OF MAINE                                           SUPERIOR COURT
KENNEBEC, SS.                                            CIVIL ACTION
                                                         DOCKET NO. CV-89-311

WATERVILLE INDUSTRIES, INC.,    )
                                )
        Plaintiff,              )
                                )
v.                              )
                                )
FIRST HARTFORD CORPORATION,     )               STATEMENT OF ISSUES TO BE
                                )               PRESENTED ON APPEAL
and                             )
                                )
FINANCE AUTHORITY OF MAINE,     )
                                )
        Defendants.             )

      NOW COMES the Defendant, First Hartford Corporation, by and through its undersigned counsel, and pursuant to M.R.App.P.5(b)(2)(A), submits the following issues to be presented on appeal;

      1. Whether the Court's 1999 Judgment in favor of Waterville Industries, Inc. against First Hartford Corporation precludes the 2002 Judgement in favor of Waterville Industries, Inc. against First Hartford Corporation?

      2. Whether the Court lacked subject matter jurisdiction over Waterville Industries, Inc.'s claims given Waterville Industries, Inc.'s lack of corporate existence?

      3. Whether Waterville Industries, Inc.'s claims should have been dismissed or abated pursuant to 13-A M.R.S.A. ss.1214, due to its lack of authorization to do business in this State?

      4. Whether the Court erred as a matter of law in entering a Judgment against First Hartford Corporation in favor of the Finance Authority of Maine?

      5. Whether the Court improperly entered a default judgment against First Hartford Corporation which had not received the notice required by M.R.Civ.P.55(b)(2)?

      6. Whether the Court employed an incorrect measure of damages in determining the amount of the Judgment(s) against First Hartford Corporation?

      7. Whether the Court erred in denying First Hartford Corporation's Motion for Summary Judgment?

Dated: March 26, 2002

Respectfully submitted,                 /s/ Jonathan S. Piper
                                        ----------------------------------------
                                        Jonathan S. Piper, Bar No. 258
                                        Roy T. Pierce, Bar No. 7541
                                        Attorneys for Defendant
                                        First Hartford Corporation

PRETI, FLAHERTY, BELIVEAU, PACHIOS & HALEY, LLC
One City Center
P.O. Box 9546
Portland, ME 04112-9546
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